ACELITY L.P. INC. REPORTS
SECOND QUARTER AND FIRST HALF FINANCIAL RESULTS FOR 2015
U.S. Advanced Wound Therapeutics revenue grew 10%

Second Quarter Financial Highlights

•	Revenue of $461.6 million, up 0.5% from the prior-year period and 5.1% on a constant currency basis

•	Revenue from Advanced Wound Therapeutics (“AWT”) devices grew double digits in the U.S. led by double digit volume increases compared to the prior-year period

•	Loss from continuing operations improved to $17.6 million compared to $153.8 million in the prior-year period

•	Adjusted EBITDA from continuing operations[1] of $172.9 million, grew 2.9% versus the prior-year period and 5.6% on a constant currency basis, achieving an Adjusted EBITDA margin of 37.5%

Operational Highlights

•	Acelity’s revolutionary V.A.C.® Therapy technology achieves another record level of seasonally adjusted worldwide rental volumes

•
Announced two innovative product offerings in Europe: TIELLE® Non Adhesive, intended to manage a range of exudate levels and increase the comfort and ease for a patient; and the REVOLVE™ System which offers fast, efficient and secure fat tissue processing in a range of reconstructive procedures

Joe Woody, President and Chief Executive Officer, commented, “We delivered a strong financial performance in the second quarter, reflecting the power of Acelity’s growing global scale, innovative product portfolio and robust sales and service infrastructure.

“On a consolidated basis, we delivered another consecutive quarter of year over year revenue growth. We have extended our leading position in North America and have also generated strong growth in emerging markets with double-digit increases across Latin America, China and India. In addition, we successfully introduced new products including Nanova™, TIELLE® and REVOLVE™ as well as negotiated future sales channels and distributors.

“Looking ahead, we believe we have the right strategies in place to ensure a resilient platform for sustainable growth. We continue to invest in innovation, further penetration within emerging markets, and development of markets served by our focus products in order to generate long-term value creation.”

Results of the second quarter and six months ended June 30, 2015

Acelity revenue for the second quarter of 2015 was $461.6 million, up from the prior-year period by 0.5% as reported and 5.1% on a constant currency basis.

•
AWT revenue was $354.2 million, up 1.9% as reported and 7.4% on a constant currency basis, compared to the prior-year period. Growth in AWT revenue was driven by increased NPWT volumes, continued strength in focus product growth led by sales of Prevena™, and sustained growth in our international markets resulting from increased global market penetration.

•
Regenerative Medicine revenue was $103.5 million, down 3.7% as reported and 2.3% on a constant currency basis, compared to the prior-year period. The decline was primarily due to lower volumes associated with U.S. hernia repair procedures, partially offset by strong growth in international markets.

Adjusted EBITDA from continuing operations for the second quarter of 2015 increased 2.9% to $172.9 million from $167.9 million in the prior-year period and increased 5.6% on a constant currency basis. The growth rate of Adjusted EBITDA from continuing operations was negatively impacted by 2.7% due to unfavorable movements in foreign exchange rates. Growth in Adjusted EBITDA was primarily attributable to strong revenue coupled with lower expenses resulting from our integration and business optimization efforts. Our loss from continuing operations for the second quarter of 2015 was $17.6 million, compared to $153.8 million in the prior-year period.

Acelity revenue for the six months ended June 30, 2015 was $905.7 million, up from the prior-year period by 0.4% as reported and 4.7% on a constant currency basis.

•
AWT revenue was $691.5 million, up 1.9% as reported and 7.1% on a constant currency basis, compared to the prior-year period. Growth in AWT revenue was fueled primarily by higher NPWT volumes during the first half of 2015, double-digit focus product growth, and growth in our international markets.

•
Regenerative Medicine revenue was $207.7 million, down 3.0% as reported and 1.7% on a constant currency basis, compared to the prior-year period. The decline was primarily due to lower volumes associated with U.S. hernia repair procedures, partially offset by growth in breast reconstruction and solid growth in international markets.

Adjusted EBITDA from continuing operations for the six months ended June 30, 2015 increased 5.2% to $338.7 million from $322.0 million in the prior-year period and increased 8.0% on a constant currency basis. The growth rate of Adjusted EBITDA from continuing operations was negatively impacted by 2.8% due to unfavorable movements in foreign exchange rates. Growth in Adjusted EBITDA was primarily attributable to solid revenue performance as well as expense savings associated with integration and business optimization efforts. Our loss from continuing operations for the six months ended June 30, 2015 was $22.2 million, compared to $200.9 million in the prior-year period.

Financial Position

Total cash at June 30, 2015 was $141.2 million. During the first six months of 2015, Acelity used cash of $5.3 million in operations, used cash of $39.0 million in investing activities and provided cash of $7.0 million from financing activities.

As of June 30, 2015, total long-term debt outstanding, net of discounts, was $4.837 billion and our Net Leverage Ratio2 was 6.3x.

Company Structure

Acelity is a non-operating holding company whose business is comprised of the operations of wholly-owned subsidiaries that commercialize our advanced wound therapeutics and regenerative medicine products. Our advanced wound therapeutics business is conducted by KCI and its subsidiaries, including Systagenix, and our regenerative medicine business is conducted by LifeCell. Acelity is controlled by investment funds advised by Apax Partners and controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board and certain other co-investors.  Unless otherwise noted in this report, the terms “we,” “our” or “Company,” refer to Acelity and its subsidiaries, collectively.

Non-GAAP Financial Information

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement our consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we have disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. A reconciliation of Adjusted EBITDA from continuing operations and Adjusted EBITDA to net loss is provided later in this earnings release. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release, we calculate constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors' evaluation of our business performance and are useful for period-over-period comparisons of the performance of our business. While management believes that these financial measures are useful in evaluating our business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See "Reconciliation from GAAP to Non-GAAP" included within this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

1Adjusted EBITDA from continuing operations excludes the operations of our previously divested SPY ELITE® business and the impact of merger-related expenses, foreign currency gains or losses, business optimization expenses and other expenses specified in the reconciliation within this release.

2 The Net Leverage Ratio represents Net Debt divided by Consolidated EBITDA for the last twelve months. Net Debt consists of total indebtedness including capital leases and other financing obligations, less cash and cash equivalents up to the greater of$300.0 million or 40% of Consolidated EBITDA for the last twelve months. Consolidated EBITDA, as defined in our senior secured credit agreement, represents Adjusted EBITDA from continuing operations plus “run rate” cost savings.

FOR MORE INFORMATION, CONTACT:

Investors
Caleb Moore
Office: (210) 255-6433
caleb.moore@acelity.com

Media
Cheston Turbyfill
Office: (210) 515-7757
cheston.turbyfill@acelity.com

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(dollars in thousands)
(unaudited)

	Three months ended June 30,			Six months ended June 30,
	2015	2014	% Change	2015	2014	% Change
Revenue:
Rental	$180,397	$173,629	3.9%	$353,236	$338,606	4.3%
Sales	281,248	285,549	(1.5)	552,459	563,207	(1.9)
Total revenue	461,645	459,178	0.5	905,695	901,813	0.4

Rental expenses	77,869	85,889	(9.3)	156,047	170,538	(8.5)
Cost of sales	75,509	80,082	(5.7)	148,923	161,472	(7.8)
Gross profit	308,267	293,207	5.1	600,725	569,803	5.4

Selling, general and administrative expenses	158,994	169,765	(6.3)	306,757	345,377	(11.2)
Research and development expenses	14,391	18,233	(21.1)	29,069	35,723	(18.6)
Acquired intangible asset amortization	44,712	48,754	(8.3)	90,589	99,443	(8.9)
Wake Forest settlement	—	198,578	—	—	198,578	—
Operating earnings (loss)	90,170	(142,123)	—	174,310	(109,318)	—

Interest income and other	67	127	(47.2)	214	222	(3.6)
Interest expense	(107,374)	(101,805)	5.5	(212,100)	(204,000)	4.0
Foreign currency gain (loss)	(6,799)	3,852	—	12,601	4,088	—
Derivative instruments loss	(919)	(4,297)	(78.6)	(4,267)	(4,300)	(0.8)
Loss from continuing operations before income tax expense (benefit)	(24,855)	(244,246)	(89.8)	(29,242)	(313,308)	(90.7)
Income tax benefit	(7,224)	(90,423)	(92.0)	(7,080)	(112,425)	(93.7)
Loss from continuing operations	(17,631)	(153,823)	(88.5)	(22,162)	(200,883)	(89.0)
Earnings from discontinued operations, net of tax	—	1,106	—	—	1,783	—
Net loss	$(17,631)	$(152,717)	(88.5)%	$(22,162)	$(199,100)	(88.9)%

ACELITY L.P. INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2015	December 31, 2014
Assets:	(unaudited)
Current assets:
Cash and cash equivalents	$141,152	$183,541
Accounts receivable, net	371,295	370,483
Inventories, net	184,118	178,222
Deferred income taxes	51,166	63,025
Prepaid expenses and other	32,145	27,563
Total current assets	779,876	822,834

Net property, plant and equipment	278,126	288,048
Debt issuance costs, net	66,044	77,896
Deferred income taxes	30,584	31,692
Goodwill	3,378,298	3,378,298
Identifiable intangible assets, net	2,312,809	2,397,251
Other non-current assets	4,686	4,694

	$6,850,423	$7,000,713

Liabilities and Equity:
Current liabilities:
Accounts payable	$48,073	$51,827
Accrued expenses and other	340,314	343,484
Current installments of long-term debt	25,382	25,721
Income taxes payable	4,661	1,305
Deferred income taxes	45,013	113,658
Total current liabilities	463,443	535,995

Long-term debt, net of current installments and discount	4,812,089	4,815,290
Non-current tax liabilities	34,336	33,300
Deferred income taxes	819,537	792,157
Other non-current liabilities	84,697	163,258
Total liabilities	6,214,102	6,340,000
Equity:
General partner’s capital	—	—
Limited partners’ capital	648,531	670,787
Accumulated other comprehensive loss, net	(12,210)	(10,074)
Total equity	636,321	660,713

	$6,850,423	$7,000,713

ACELITY L.P. INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	Six months ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(22,162)	$(199,100)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt issuance costs and discount	20,311	19,409
Depreciation and other amortization	132,334	160,528
Amortization of fair value step-up in inventory	—	6,680
Provision for bad debt	3,266	8,239
Equity-based compensation expense	1,305	2,103
Deferred income tax benefit	(30,224)	(141,532)
Unrealized gain on derivative instruments	(3,078)	(3,785)
Unrealized gain on foreign currency	(16,683)	(3,104)
Change in assets and liabilities:
Decrease (increase) in accounts receivable, net	(968)	27,186
Increase in inventories, net	(10,856)	(10,881)
Decrease (increase) in prepaid expenses and other	(4,685)	9,765
Increase (decrease) in accounts payable	(3,533)	4,412
Increase (decrease) in accrued expenses and other	(76,509)	180,751
Increase in tax liabilities, net	6,213	707
Net cash provided (used) by operating activities	(5,269)	61,378

Cash flows from investing activities:
Additions to property, plant and equipment	(29,574)	(28,382)
Increase in inventory to be converted into equipment for short-term rental	(4,144)	(4,121)
Dispositions of property, plant and equipment	1,265	532
Businesses acquired in purchase transactions, net of cash acquired	(2,948)	(4,613)
Increase in identifiable intangible assets and other non-current assets	(3,646)	(4,230)
Net cash used by investing activities	(39,047)	(40,814)

Cash flows from financing activities:
Distribution to limited partners	(55)	—
Settlement of profits interest units	(1,348)	(1,416)
Proceeds from revolving credit facility	30,000	—
Repayments of long-term debt and capital lease obligations	(15,389)	(13,271)
Debt issuance costs	(6,256)	—
Net cash provided (used) by financing activities	6,952	(14,687)
Effect of exchange rate changes on cash and cash equivalents	(5,025)	841
Net increase (decrease) in cash and cash equivalents	(42,389)	6,718
Cash and cash equivalents, beginning of period	183,541	206,949
Cash and cash equivalents, end of period	$141,152	$213,667

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Supplemental Revenue Data
(dollars in thousands)
(unaudited)

	Three months ended June 30,				GAAP % Change	Constant Currency % Change (1)
	2015			2014 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$180,397	$4,030	$184,427	$173,629	3.9%	6.2%
Sales	173,817	14,904	188,721	173,844	—	8.6
Total	354,214	18,934	373,148	347,473	1.9	7.4

Regenerative Medicine revenue:
Sales	103,529	1,496	105,025	107,524	(3.7)	(2.3)

Other revenue:
Sales	3,902	383	4,285	4,181	(6.7)	2.5

Total revenue:
Rental	180,397	4,030	184,427	173,629	3.9	6.2
Sales	281,248	16,783	298,031	285,549	(1.5)	4.4
Total	$461,645	$20,813	$482,458	$459,178	0.5%	5.1%

	Six months ended June 30,				GAAP % Change	Constant Currency % Change (1)
	2015			2014 GAAP
	GAAP	FX Impact	Constant Currency
Advanced Wound Therapeutics revenue:
Rental	$353,236	$7,638	$360,874	$338,606	4.3%	6.6%
Sales	338,237	26,987	365,224	339,662	(0.4)	7.5
Total	691,473	34,625	726,098	678,268	1.9	7.1

Regenerative Medicine revenue:
Sales	207,698	2,910	210,608	214,180	(3.0)	(1.7)

Other revenue:
Sales	6,524	633	7,157	9,365	(30.3)	(23.6)

Total revenue:
Rental	353,236	7,638	360,874	338,606	4.3	6.6
Sales	552,459	30,530	582,989	563,207	(1.9)	3.5
Total	$905,695	$38,168	$943,863	$901,813	0.4%	4.7%

(1) Represents percentage change between 2015 non-GAAP Constant Currency revenue and 2014 GAAP revenue.

ACELITY L.P. INC. AND SUBSIDIARIES
Reconciliation from GAAP to Non-GAAP
Selected Financial Information
(dollars in thousands)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net loss	$(17,631)	$(152,717)	$(22,162)	$(199,100)
Earnings from discontinued operations, net of tax	—	(1,106)	—	(1,783)
Interest expense, net of interest income	107,288	101,706	211,939	203,811
Income tax benefit	(7,224)	(90,423)	(7,080)	(112,425)
Foreign currency (gain) loss	6,799	(3,852)	(12,601)	(4,088)
Depreciation and other amortization	66,003	78,499	132,334	160,528
Derivative instruments loss	919	4,297	4,267	4,300
Management fees and expenses	1,365	1,199	2,677	2,189
Equity-based compensation expense	770	1,162	1,305	2,103
Acquisition, disposition and financing expenses (1)	1,351	1,728	3,931	4,538
Business optimization expenses (2)	7,222	20,073	13,350	38,382
Wake Forest settlement	—	198,578	—	198,578
Other permitted expenses (3)	6,028	8,805	10,766	24,950
Adjusted EBITDA from continuing operations	172,890	167,949	338,726	321,983
Adjusted EBITDA from discontinued operations (4)	—	1,799	—	2,899
Total Adjusted EBITDA	$172,890	$169,748	$338,726	$324,882

Adjusted EBITDA from continuing operations as a percentage of revenue	37.5%	36.6%	37.4%	35.7%

(1) Represents labor, travel, training, consulting and other costs associated with acquisition, disposition and financing activities, such as the acquisition of Systagenix, technology acquisitions and the amendment of our senior secured credit facility.
(2) Represents labor, travel, training, consulting and other costs associated exclusively with our business optimization initiatives.
(3) Represents charges for the amortization of the fair value step-up in inventory and other permitted expenses.
(4) Adjusted EBITDA from discontinued operations includes the (gain) loss from discontinued operations, adjusted as defined in our senior secured credit agreement.

					As Reported % Change	Constant Currency % Change (1)
	2015			2014 As Reported
	As Reported	FX Impact	Constant Currency
Three months ended June 30,
Adjusted EBITDA from continuing operations	$172,890	$4,491	$177,381	167,949	2.9%	5.6%

Six months ended June 30,
Adjusted EBITDA from continuing operations	338,726	8,884	$347,610	321,983	5.2%	8.0%

(1) Represents percentage change between 2015 Constant Currency EBITDA and 2014 As Reported EBITDA.